Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Beacon Accelerated Return Strategy Fund and Beacon Planned Return Strategy Fund, each a series of the ALPS Series Trust, under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company

Cohen & Company, Ltd.
Cleveland, Ohio
September 27, 2017